Exhibit 99.5

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent to being named as a person who will be appointed to the Board of Directors of Medikra Inc., a Cayman Islands corporation (the “Company”), and to all other references to me, in the Company’s Draft Registration Statement on Form F-1 (CIK No. 0002078035) filed with the U.S. Securities and Exchange Commission under the Securities Act, and any and all public filings of, and any and all amendments (including post-effective amendments) to such Registration Statement and in any registration statement for the same securities offering filed pursuant to Rule 462(b) under the Securities Act and any and all amendments (including post-effective amendments) thereto (collectively, the “Registration Statement”). I hereby consent to the inclusion of any of my biographical and other information required to be included therein pursuant to federal securities laws. I also consent to the filing of this consent as an exhibit to the Registration Statement.

Dated: January 14, 2026	/s/ Dian Griesel
Dian Griesel